July 16, 2008

Mr. James J. Comitale

Rite Aid Corporation

30 Hunter Lane
Camp Hill, Pennsylvania 17011

Re: Rite Aid / Drugstore.com Agreement Amendment

Dear Mr. Comitale:

I am writing with regard to amending Section 15.5 of the Main Agreement between Rite Aid Corporation ("Rite Aid") and drugstore.com ("drugstore.com") dated June 17, 1999, as amended (the "Agreement"). Section 15.5 provides that the Agreement will automatically be extended for successive one year periods unless either party gives the other party written notice not later than one year and 30 days prior to the expiration of the Term of the Agreement.

By a letter agreement dated April 30, 2008, Rite Aid and drugstore.com have already agreed to defer the deadline for written notification of nonrenewal under section 15.5 by two months. The parties now wish to defer the deadline by one additional month. Accordingly, by signing the acknowledgement below on Rite Aid's behalf, the parties will agree to amend only section 15.5 of the Agreement to read as follows:

15.5 Unless either party gives the other party written notice not later than ten (10) months prior to the expiration of the initial ten year Term that it does wish to extend the Term, the Term will automatically be extended for successive one year periods. Any additional one year term will automatically be extended for successive one year periods. Any additional one year term will automatically be renewed unless either party gives the other party written notice to the contrary not later than thirty (30) days prior to the expiration of the then current term.

Neither party intends this amendment of section 15.5 of the Agreement to in any way modify any other term of the Agreement or the Pharmacy Supply and Services Agreement between Rite Aid and drugstore.com, also dated June 17, 1999. If the foregoing meets with your approval, please countersign this letter agreement below and return an original to me.

Sincerely,

/s/ Yukio Morikubo

Yukio Morikubo

drugstore.com, inc.

Agreed and accepted:

RITE AID CORPORATION

/s/ James J. Comitale

Name: James J. Comitale

Title: Vice President & Assistant Date: 7/16/2008

General Counsel